Exhibit 99.1
Press Release, dated March 17, 2011


FOR IMMEDIATE RELEASE: March 17, 2011


Charleston, WV, March 17, 2011. On February 15, 2011, the Registrant announced that it filed a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") to issue 103,250 common shares of beneficial interest, no par value, pursuant to a rights offering to its existing shareholders ("Rights Offering"). The Rights Offering successfully closed at 5:00 p.m., Eastern Time, on March 16, 2011 and, on a preliminary basis, approximately 38,562 rights were subscribed to by existing shareholders. Rights that were not subscribed for as provided in the Rights Offering documentation have expired and have zero value. Any shares that were not subscribed for pursuant to the Rights Offering will be purchased by the standby purchaser pursuant to the Standby Purchase Agreement. The Registrant will have 1,623,250 shares outstanding after the Rights Offering, including shares purchased by the standby purchaser.